EXHIBIT (10a)

                               AGREEMENT

 This Agreement entered into by and between ZENITH ELECTRONICS CORPORATION (hereinafter called "Zenith"), a Delaware corporation with principal offices at 1000 Milwaukee Avenue, Glenview, Illinois 60025 and _______________ (hereinafter called "Employee").

 In consideration of the mutual obligations and provisions herein contained, the parties hereto agree as follows:

                               ARTICLE I

 The present Agreement as of _______________________ (hereinafter called "the Agreement") supersedes any and all prior Employment Agreements between the Parties, but does not in any way affect any other agreement between the parties.

                               ARTICLE II

 SECTION 1:  EMPLOYMENT.  (a)	Zenith hereby agrees to employ Employee
in an executive capacity in accordance with Zenith's compensation policies applicable from time to time, for a period commencing on ________________ and ending on the last day of the month in which his sixty-fifth (65th) birthday occurs or as soon thereafter as may be permitted by law (hereinafter referred to as the "expiration date" of the period of employment), provided however, that Zenith and Employee may mutually agree to extend Employee's period of employment. During the period of his employment, Employee agrees to devote his best efforts to the business of Zenith and to all duties that may be assigned to him by Zenith from time to time.

   (b) As used in this Agreement, the term "salary" shall exclude bonuses and all remuneration of any kind except regular base salary.

 SECTION 2:  ERISA EXCESS BENEFIT.  (a)  Definitions.   For purposes
of this paragraph (a) of Section 2 of Article II of this Agreement, the following definitions shall apply:

  (1) PS EXCESS Profit Sharing Excess means the amounts (including Zenith's contributions, reallocated relinquishments and earnings thereon) that were not credited to the Zenith Salaried Profit Sharing Retirement Plan (hereinafter referred to as "the Profit Sharing Plan") Retirement and Optional Accounts of employee because they were in excess of the maximum annual contribution limitation under ERISA or of any other annual limit imposed under the Internal Revenue Code of 1986, as amended from time to time.

  (2) ERISA means The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

   (b) The contract benefit payable to Employee under this Section
(b) of Section 2 of Article II of this Agreement shall be the PS Excess, payable as a lump sum within ninety (90) days after termination of Employee's employment, or as soon thereafter as the amount of the contract benefit can be determined.

   (c) Any other provision of this agreement to the contrary notwithstanding, no payments shall be made to Employee pursuant to this Section 2 of Article
II: (1) if Employee's employment is terminated prior to Employee's fifty-fifth (55th) birthday; or (2) if Employee's employment is terminated for cause at any time.

   (d) For purposes of this Agreement "discharge for cause" shall mean termination by Zenith of Employee's employment for proven dishonesty, gross misconduct, misappropriation of Zenith's funds or property, or other dishonest or fraudulent conduct.

 SECTION 3:  TERMINATION OF EMPLOYMENT. 	Zenith may terminate at will the
employment of Employee and/or relieve him of his duties and, if Employee has been elected an officer by Zenith's Board of Directors, by action of the Board of Directors may remove him from his officership at any time prior to the expiration date of the period of employment. In the event of such termination of employment (other than discharge for cause), Employee shall be entitled to receive his salary prorated on a daily basis to the effective date of such termination. He shall also be entitled to separation payments in an amount equal to his salary prorated on a daily basis from the effective date of termination of his employment to the ninetieth (90th) day following the effective date of such termination of employment or to the expiration date of the period of employment, whichever first occurs, payable in equal semi-monthly installments over such period.

                              ARTICLE III

 SECTION 1: DISABILITY BENEFITS - SHORT TERM. The purpose of this Section l of Article III is to give Employee protection for a limited time as to his salary and protection of any right he may have under any short term disability programs, if during his employment by Zenith he suffers a disability as hereinafter defined.

 If during the period of his employment by Zenith, Employee becomes unable to work because of sickness or personal injury (such occurrence or occurrences are referred to in this Agreement as a "disability"), the following provisions in this Article III shall apply during the period provided for in the next paragraph of this Section 1 of Article III and shall override anything in other articles in this Agreement inconsistent therewith during such period.

 The period of the first one hundred eighty (180) days of such disability, if it lasts that long, or the full period of the disability, if it lasts less than one hundred eighty (180) days, whichever occurs, is hereinafter referred to in this Section 1 of Article III as "such period", provided, however, that if such period as above determined extends beyond the seventieth (70th) birthday of Employee, such period shall be deemed to end on such seventieth (70th) birthday. The employment by Zenith of Employee shall continue during such period and Zenith shall pay to Employee his full salary during such period. Zenith shall not have the right to terminate its employment of Employee or to give notice to Employee of its election to terminate during such period, but Zenith may at any time during such period relieve Employee of his duties, and if Employee has been elected an officer by Zenith's Board of Directors, the Board of Directors may at anytime remove him from his officership.

	SECTION 2:  DISABILITY BENEFITS - LONG TERM.

   (a) Purpose: The purpose of this Section 2 of Article III is to make available to Employee, under the terms and conditions hereinafter stated, benefits from Zenith if Employee suffers a total long term disability, as hereinafter defined, during his employment by Zenith. As of the effective date of this Agreement, Zenith provides a long term disability plan for salaried employees. Pursuant to the terms of said plan, employees of Zenith who desire to participate in the benefits provided by said plan pay all the premiums charged under said plan. The benefits provided by this Section 2 of Article III shall be in addition to the benefits provided by such plan, provided however that no benefits shall be payable under this Section 2 of Article III if Employee is not a participant in Zenith's long term disability plan.

   (b) Definitions. As used in this Section 2 of Article III, the following terms shall have the following respective meanings:

 (1) "Disability" means the inability of Employee arising during his employment by Zenith to perform the duties pertaining to the employment position held by Employee with Zenith at the inception of such disability, if such inability is due to sickness or injury. If such disability continues for a period of more than 180 days, it shall become a "total long term disability" effective upon the expiration of such 180 days. The terms "disability" and "total long term disability" exclude disability resulting from intentional self-inflicted injuries or sickness.

 (2) "Maximum monthly salary" of Employee means the maximum amount of monthly salary specified in the long term disability plan on which the benefit payments under such plan will be calculated and based. (As of the present date, benefits under such plan are 66-2/3% of monthly salary. The maximum monthly salary is $6,000 and the maximum monthly benefit is $4,000.)

   (c) Benefits Payable. The amount of monthly benefits payable by Zenith to Employee during a total long term disability of Employee shall be 66-2/3% of the amount, if any, by which the actual monthly salary he was receiving immediately prior to the commencement of his disability exceeds his maximum monthly salary as heretofore defined but if such actual monthly salary exceeds $12,500, then the amount of such benefits payable by Zenith to Employee shall be limited to 66-2/3% of the amount by which $12,500 exceeds his maximum monthly salary.

   (d) Exclusion. No benefits shall be payable under this Section 2 of
Article III if the long term disability plan referred to herein has been terminated prior to the date of commencement of the disability.

   (e) Period of Benefit Payments. Benefits shall be payable by Zenith to Employee upon the commencement of the total long term disability (180 days after inception of disability) and thereafter as long as both of the following conditions continue to be met:

 (i) The long term disability continues, and

(ii) The Employee is under the care of a physician.But, in all events, the benefits shall cease and terminate upon the first to occur of the following:

 (i) The cessation of the total long term disability.

 (ii) The death of the Employee.

 (iii) The breach by Employee of any of his obligations under the Medical Examination and Data Paragraph.

 (iv) The cessation of payment of benefits to Employee under the long term disability plan for any reason not specified above.

   (f) Reduction or Termination of Benefits. If during the period of total long term disability Employee becomes employed by any employer (including Zenith) in a position other than the employment position held by Employee with Zenith at the inception of such disability or if it is determined that Employee is able from a medical standpoint to work in another such position, Zenith shall then or at any time or times thereafter have the right to reduce the amount of benefits provided herein to any lesser amount specified by Zenith or discontinue such benefits altogether.

   (g) Effect of Termination of Long Term Disability Plan. In the event the Employee elects not to participate or elects to terminate his participation in the plan referred to in Paragraph (a) of this Section 2 of
Article III, then this Section 2 of Article III shall be of no further force and effect, and Zenith shall have no obligation to provide the benefits described in this Section 2 of Article III. In the event
Employee does participate in and does not terminate his participation in the long term disability plan, and the long term disability plan is terminated by Zenith subsequent to the commencement of the disability, Employee shall nevertheless continue to be entitled to the benefits provided by this Section 2 of Article III and, in addition, Zenith shall be obligated to provide, and Employee shall be entitled to receive long term disability benefits in the same amounts and under the same terms and conditions as if the long term disability plan remained in full force and effect. Provided however, nothing herein contained shall prohibit Zenith from at any time, or from time to time, establishing a substitute plan or plans for the long term disability plan, in which event: (1) Zenith shall be relieved of its obligation to continue payment of benefits under the terminated long term disability insurance plan and shall be obligated to provide benefits under the substituted plan or plans; and (2) "Maximum monthly salary" defined in Paragraph (b) (2) of Section 2 of this Article III above shall mean the maximum monthly salary specified in such substitute plan or plans.

   (h) Determinations. All determinations as to whether a disability or total long term disability exists at any time or has ceased to exist, all determinations as to date of commencement or cessation of such disability or total long term disability and all determinations as to whether Employee is medically able to work in another position as provided in Subsection
(f) of this Section 2 of Article III shall be made by Zenith's Corporate Medical Director (or if at any time no person holds such a position with Zenith, then by any physician designated by Zenith from time to time), which determination shall be final and binding on the Parties hereto regardless of whether such determination is or is not in accord with any medical or other decision made under the long term disability plan referred to above.

   (i) Medical Examinations and Data.   Zenith at its own expense shall
have the right and opportunity to make a medical examination of the person of Employee in the event of a sickness or injury of Employee which constitutes or might constitute a disability or a total long term disability as herein defined and as often as Zenith may require. Such examination shall be conducted by Zenith's Corporate Medical Director or any physician designated by Zenith from time to time. Employee agrees to submit to all such examinations. In addition, Zenith shall be entitled to examine and obtain copies of all medical records pertaining to such sickness or injury of any licensed physician, hospital, organization, institution or person and Employee agrees to furnish Zenith with written authorization to examine and obtain copies of such records as often as required by Zenith.

                             ARTICLE IV

 SECTION 1:  SPECIAL LIFE INSURANCE BENEFIT.   (a) Zenith agrees to
maintain a plan providing special life insurance benefits to selected executives including Employee. The Life Insurance Benefits provided in this Article IV shall be in addition to any group term life insurance program applying generally to salaried employees.

   (b) In the event Employee's employment with Zenith is terminated for any reason whatsoever, other than by death, prior to age fifty-five
(55), no benefits whatsoever shall be paid pursuant to this Article IV.

 SECTION 2: BENEFIT AMOUNT - PRERETIREMENT. If Employee shall die prior to retirement, Zenith shall pay to the beneficiary designated in accordance with Section 2 of Article V hereof, (or, in default of such designation, to Employee's estate) a lump sum equal to one and one-half (1-1/2) times Employee's base salary at date of death.

 SECTION 3:  BENEFIT AMOUNT - POSTRETIREMENT.   The life insurance benefits
provided under this Article IV shall continue for a period of ten (10) years from date of retirement.

   (a) If Employee shall die within one year after date of retirement, Zenith shall pay to the beneficiary designated in accordance with
Section 2 of Article V hereof (or, in default of such designation, to Employee's estate) a lump sum equal to one and one-half (1-1/2) times Employee's base salary in effect on the date of Employee's retirement.

   (b) Thereafter, on each yearly anniversary after commencement of said ten (10) year period, the amount of such life insurance benefits shall be decreased by ten percent (10%) of the amount of such benefit in effect at the commencement of such ten (10) year period. If Employee is alive on the tenth (10th) anniversary of the commencement of such ten (10) year period, the life insurance benefits provided under this Article IV shall cease and expire and be of no further force and effect and Zenith shall have no further obligation under this Article IV.

	SECTION 4:   PURCHASE OF LIFE INSURANCE POLICY.

   (a) Zenith may, but is not required to purchase a life insurance policy, to fund the life insurance benefits payable to Employee under this Article
IV. If such an insurance policy is purchased by Zenith, said policy shall name Zenith as owner and beneficiary and, when purchased, shall remain a general unsecured, unrestricted asset of Zenith, and neither Employee nor any beneficiary of Employee shall have any rights with respect to, or claim against, such policy. Such policy, if and when purchased by Zenith shall not be deemed to be held under any trust for the benefit of Employee or any beneficiary of Employee, nor shall such policy be deemed to be held in trust as collateral security for fulfilling the obligations of Zenith under this Article IV. The benefits provided to Employee and any beneficiary of Employee under this Article IV are based upon the general credit of Zenith and are otherwise unsecured.

   (b) In the event Zenith shall purchase a life insurance policy as set forth in paragraph (a) of this Section 5 of Article IV, and if a medical examination or examinations of Employee and/or the furnishing of a health statement signed by Employee (which statement may include an authorization by Employee to any licensed physician or any organization, institution, or person that has knowledge of Employee or his dependents to give such information to the insurer), is requested by the insurer, then Employee agrees to submit to such examination or examinations or to provide such health statement in whatever form required by the insurer. If Employee refuses to submit to such examination or examinations or to provide such health statement, then neither Employee nor any beneficiary of Employee shall have any right to the life insurance benefits provided under this Article IV and Zenith shall have no further obligation under this Article IV.

 SECTION 5:  DISCHARGE FOR CAUSE.   If Employee is discharged for cause,
neither Employee nor any beneficiary of Employee shall have any right to the life insurance benefits provided under this Article IV and Zenith shall have no further obligation under this Article IV.

                              ARTICLE V

 SECTION 1: NOTICES. Any notice or designation given by one Party under this Agreement shall be in writing and shall be deemed given when mailed to or personally served upon the other party.

 SECTION 2: DESIGNATION OF BENEFICIARY. In the event of the death of Employee, any installment payments of separation payments if termination of employment occurs pursuant to Section 3 of Article II, and any incentive award awarded before or after the death of Employee but unpaid at his death, or such special life insurance benefit as may be due in accordance with Article IV shall be made when they fall due to the beneficiary or beneficiaries in accordance with the most recent written designation by Employee on file with Zenith and in default of such designation to his estate.

 SECTION 3:  MERGER OR CONSOLIDATION.   In the event that Zenith, or
any corporation resulting from any merger or consolidation referred to in this Section, shall at any time be merged or consolidated into or with any other corporation or corporations or in the event that substantially all of the assets of Zenith or such resulting corporation shall be sold or otherwise transferred to another corporation,the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation resulting from such merger or consolidation or to which such assets shall be sold or transferred. Neither this Agreement nor any rights or duties arising thereunder shall be assignable by Employee, by Zenith, or by any corporation resulting from any such merger or consolidation or to which such assets shall be sold or transferred, except to the continuing or the resulting corporation. Likewise, this Agreement is an incident of any such merger or consolidation or such sale or transfer.

 SECTION 4: LAW GOVERNING. The construction, interpretation and remedies for enforcement of this Agreement shall be governed by the laws of the State of Delaware.

 IN WITNESS WHEREOF, Zenith has caused this Agreement to be executed by its Vice President-Human Resources and _________________________ has hereunto subscribed his name this ____ day of ____________________, 19____.

                                         ZENITH ELECTRONICS CORPORATION


                                         By____________________________

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